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                                                                   EXHIBIT 10.01

                                    YEAR 2000
                         EXECUTIVE INCENTIVE AWARD PLAN
                                    OVERVIEW

o    The year 2000 Plan is an evolution of prior year plans.

o Eligible executives may earn from 50% to 150% of their "target" incentive award based on their operating unit's (Worldwide, Region, sub-region or country) pre-tax, pre-bonus profit (PTPB) and their performance against personal goals and objectives.

o Based on the operating unit's profit achievement for the year, 70% of the earned incentive award is paid to the eligible executives. The remaining 30% is earned by achieving pre-determined personal business related objectives.

o The operating unit's profit achievement may be negatively adjusted by up to -100% for ROIC results below Plan

o There will be three personal business objectives, each weighted 10%. The three personal business objectives will be developed around:

         1. Associate Satisfaction/Success (ASI)

         2. Customer Satisfaction/Value Add (CSI/CVA)

         3. Specific business objective related to key functional responsibilities*

         *With the approval of the Chairman & CEO, the entire 30% could be assigned to a critical business objective, as noted in #3 above.

o Regional Presidents have the authority to use either a six-month or a twelve-month target plan.

o If Worldwide PTPB profits exceed the 150% Award level, 80% of the profits above this level will be retained by the corporation and 20% will be distributed to all eligible participants.


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                                    YEAR 2000
                         EXECUTIVE INCENTIVE AWARD PLAN

Seventy percent (70%) of your Award will be based upon the Corporation's PTPB profit performance against the Year 2000 "Plan", subject to achieving Planned Return on Invested Capital (ROIC) based upon the Year 2000 Plan. Thirty percent (30%) will be based on the attainment of three personal business objectives (subject to PTPB and ROIC achievement).

FINANCIAL OBJECTIVES: (70%)

ROIC achievement below the planned level will result in a percentage reduction in the Target Award. For example, if your Operating Unit achieves its PTPB Profit Target, but ROIC achievement is 10% below the Target ROIC, then the Target Award will be reduced by 10%. Following is an example of the bonus calculation:

    Assumptions:

o        Total salary paid in 2000 is $100,000.

o        Target Award percentage is 40% of base salary paid in 2000.

    Based upon the following PTPB profit and ROIC assumptions, your bonus would be calculated as follows (subject to your performance against your personal objectives):

                            Target           Actual             Variance
                            ------           ------             --------

PTPB Profit               $1,000,000        $1,000,000       -0-%

ROIC                       10%               9%              (10%)

Target Award Percentage    40%               36%             (10%)

Bonus                     $40,000           $36,000          ($4,000) or (10%)

The Target ROIC remains fixed at the Planned amount for bonus calculations regardless of whether PTPB profit exceeds or falls short of its target. This methodology helps drive PTPB profits in a capital effective manner. The goal is to maximize PTPB profit while maintaining acceptable capital management. This will provide Operating Unit flexibility to invest additional capital to drive PTPB profits above the Target. For example, if the PTPB profit exceeds the PTPB profit target by 10%, the Operating Unit doesn't need to meet a higher Target ROIC.

Listed below are additional examples for further clarification:

o If your Operating Unit achieves the 120% PTPB Award level and meets or exceeds the ROIC Target, then your bonus would be $48,000, ($40,000 X 120%)*


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o        If your Operating Unit achieves the 120% PTPB Award level but realizes a 10% shortfall in ROIC, then your bonus would be $43,200, ($40,000 X 120%=$48,000 less $4,800 (10% ROIC reduction))*

o If your Operating Unit achieves the 90% PTPB Award level and realizes a 10% shortfall in ROIC, then your bonus would be $32,400, ($40,000 X 90%=$36,000 less $3,600 (10% ROIC reduction))*

o        subject to your performance against your personal objectives.

PERSONAL OBJECTIVES: (30%)

Participants will develop personal business objectives around the following (3) themes, each weighted 10%.

         1. Associate Satisfaction/Success (ASI)

         2. Customer Satisfaction/Value Add (CSI/CVA)

         3. Specific business objective related to key functional responsibilities

         * With the approval of the Chairman & CEO, theme #3 may receive the full 30% weighting for achievement of a critical business objective.

WORLDWIDE PROFIT AWARD POOL

If the Worldwide PTPB profits exceed the 150% Incentive Award level, then PTPB profits above this point will be shared with participants on a four to one ratio (i.e., 80% retained by the Corporation and 20% distributed to eligible participants).

The 20% of Worldwide PTPB profits above the 150% Award level will fund a bonus pool that will be shared proportionately by all eligible participants regardless of the participants' achievement against their financial or personal objectives. The Award pool will be allocated proportionately by all participants based upon each participant's original Target Award (calculated at 100% PTPB profit and attainment of 100% on personal objectives) with no modification for ROIC results.